Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-196093

Prospectus Supplement No. 1

(to Prospectus dated October 27, 2015)

14,958,633 Shares of Common Stock

This prospectus supplement supplements the prospectus dated October 27, 2015 (the “Prospectus”), which relates to the resale, from time to time by certain selling stockholders (the “selling stockholders”), of up to an aggregate 14,958,633 shares of our common stock consisting of:

(1)	2,186,847 shares of common stock issued to the selling stockholders pursuant to the conversion of our 8% convertible promissory notes issued in connection with the Bridge Financing (as defined herein);
(2)	225,259 shares of common stock issuable upon the exercise of outstanding warrants (the “Bridge Warrants”) issued to the selling stockholders in connection with the Bridge Financing;
(3)	5,725,325 shares of common stock issued to the selling stockholders in connection with the Unit Financing (as defined herein);
(4)	5,725,325 shares of common stock issuable upon the exercise of outstanding warrants (the “Unit Warrants”) issued to the selling stockholders in connection with the Unit Financing;
(5)	562,346 shares of common stock issuable upon the exercise of outstanding warrants (the “Bridge Incentive Warrants”) issued to certain selling stockholders that invested in both the Bridge Financing and the Unit Financing;
(6)	67,575 shares of common stock issuable upon the exercise of outstanding compensation warrants issued to certain selling stockholders as compensation for services rendered to us in connection with the Bridge Financing; and
(7)	223,286 shares of common stock issuable upon the exercise of outstanding compensation warrants issued to certain selling stockholders as compensation for services rendered to us in connection with the Unit Financing.
(8)	242,670 shares of common stock issued to the selling stockholder pursuant to the conversion of a convertible promissory note and exercise of Note warrant in connection with the Note Conversion (as defined herein).

We will not receive any of the proceeds from the resale of these shares of our common stock by the selling stockholders. However, upon exercise we will receive the cash exercise price of the Bridge Warrants, the Units Warrants or the Bridge Incentive Warrants. If compensation warrants are exercised on a cashless basis we will not receive any cash from these exercises.

The selling stockholders may sell or otherwise dispose of the shares covered by the Prospectus or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Additional information about the selling stockholders, and the times and manner in which they may offer and sell shares of our common stock under the Prospectus, is provided in the sections entitled “Selling Stockholders” and “Plan of Distribution” of the Prospectus.

This prospectus supplement incorporates into our Prospectus the information contained in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2015.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

Our common stock is presently quoted on the OTCQB under the symbol “ANTB”. On November 11, 2015, the closing bid price of our common stock was $1.20 per share.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on Page 10 of the Prospectus before deciding whether to invest in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2015
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number: 000-54495

ANTRIABIO, INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-3440894
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 Infinite Drive, Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

(303) 222-2128

(Registrant’s Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

☒ Yes ☐ No

Indicate by check mark whether the Registrant is ☐ a large accelerated filer, ☐ an accelerated file, ☐ a non-accelerated filer, or ☒ a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act)

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)

☐ Yes ☒ No

Number of shares of issuer’s common stock outstanding as of November 13, 2015: 24,338,219

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements included or incorporated by reference in this report, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements appear in a number of places, including, but not limited to “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts, and use words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “should,” “plan,” “project” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	projected operating or financial results, including anticipated cash flows used in operations;

•	expectations regarding capital expenditures, research and development expense and other payments;

•	our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing;

•	our ability to obtain regulatory approvals for our pharmaceutical drugs and diagnostics; and

•	our future dependence on third party manufacturers or strategic partners to manufacture any of our pharmaceutical drugs and diagnostics that receive regulatory approval, and our ability to identify strategic partners and enter into license, co-development, collaboration or similar arrangements.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors including, among others:

•	the loss of key management personnel or sponsored research partners on whom we depend;

•	the progress and results of clinical trials for our product candidates;

•	our ability to navigate the regulatory approval process in the U.S. and other countries, and our success in obtaining required regulatory approvals for our product candidates;

•	commercial developments for products that compete with our product candidates;

•	the actual and perceived effectiveness of our product candidates, and how those product candidates compare to competitive products;

•	the strength of our intellectual property protection, and our success in avoiding infringing the intellectual property rights of others;

•	adverse developments in our research and development activities;

•	potential liability if our product candidates cause illness, injury or death, or adverse publicity from any such events;

•	our ability to operate our business efficiently, manage capital expenditures and costs (including general and administrative expenses) and obtain financing when required;

•	our expectations with respect to our acquisition activity.

In addition, there may be other factors that could cause our actual results to be materially different from the results referenced in the forward-looking statements, some of which are included elsewhere in this Quarterly Report on Form 10-Q, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements. All forward-looking statements contained in this Quarterly Report of Form 10-Q are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Quarterly Report on Form 10-Q, except as otherwise required by applicable law.

1

AntriaBio, Inc.

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

Consolidated Balance Sheets

	September 30, 2015	June 30, 2015
	(Unaudited)
Assets

Current assets
Cash	$2,353,032	$5,278,706
Restricted cash	450,280	450,167
Inventory	186,758	67,218
Other current assets	64,671	320,293
Total current assets	3,054,741	6,116,384

Non-current assets
Fixed assets, net	5,496,122	4,524,912
Intangibile assets, net	57,083	58,906
Deposit	562,500	563,000
Total non-current assets	6,115,705	5,146,818

Total Assets	$9,170,446	$11,263,202

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued expenses	$1,671,253	$1,408,399
Convertible notes payable	60,000	60,000
Deferred lease liability, current portion	101,354	98,671
Lease payable, current portion	93,870	93,852
Interest payable	13,579	13,079
Warrant derivative liability	19,190	31,777
Total current liabilities	1,959,246	1,705,778

Non-current liabilities:
Deferred lease liability, less current portion	453,586	480,490
Lease payable, less current portion	-	23,127
Total non-current liabilities	453,586	503,617

Total Liabilities	2,412,832	2,209,395

Commitments and Contingencies (Note 10)

Stockholders' equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 24,338,219 and 24,338,219 shares issued and outstanding, September 30, 2015 and June 30, 2015	24,341	24,341
Additional paid-in capital	39,130,511	38,138,754
Accumulated deficit	(32,397,238)	(29,109,288)
Total stockholders' equity	6,757,614	9,053,807

Total Liabilities and Stockholders' Equity	$9,170,446	$11,263,202

See accompanying notes to consolidated financial statements

2

AntriaBio, Inc.

Consolidated Statements of Operations

	Three Months
	Ended September 30,
	2015	2014
	(Unaudited)
Operating expenses
Research and development
Compensation and benefits	$865,203	$-
Consultants and outside costs	263,991	-
Material manufacturing costs	620,143	112,558
Facilities and other costs	219,025	-
	1,968,362	112,558

General and administrative
Consulting fees	-	283,633
Compensation and benefits	947,171	1,013,025
Professional fees	122,061	154,345
Investor relations	56,918	315,685
General and administrative	205,183	355,872
	1,331,333	2,122,560

Total operating expenses	3,299,695	2,235,118

Loss from operations	(3,299,695)	(2,235,118)

Other income (expense)
Interest income	771	1,694
Interest expense	(1,613)	(500)
Derivative gains	12,587	19,232
Total other income (expense)	11,745	20,426

Net loss	$(3,287,950)	$(2,214,692)

Net loss per common share - basic and diluted	$(0.14)	$(0.12)

Weighted average number of common shares outstanding - basic and diluted	24,338,219	18,133,756

See accompanying notes to consolidated financial statements

3

AntriaBio, Inc.

Consolidated Statements of Stockholders' Equity

From June 30, 2014 to September 30, 2015 (Unaudited)

			Additional		Total
	Common Stock, $0.001 Par Value		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at June 30, 2014	18,091,792	$18,092	$24,135,563	$(17,746,924)	$6,406,731

Stock-based compensation	-	-	2,846,828	-	2,846,828

Issuance of common stock for services	205,506	207	368,212	-	368,419

Fair value of warrants issued	-	-	6,026,070	-	6,026,070

Issuance of common stock, net of issuance costs of $3,144,479	6,040,921	6,042	4,762,081	-	4,768,123

Net loss for the year ended June 30, 2015	-	-	-	(11,362,364)	(11,362,364)

Balance at June 30, 2015	24,338,219	$24,341	$38,138,754	$(29,109,288)	$9,053,807

Stock-based compensation (Unaudited)	-	-	980,350	-	980,350

Fair value of warrants issued (Unaudited)	-	-	11,407	-	11,407

Net loss for the three months ended September 30, 2015 (Unaudited)	-	-	-	(3,287,950)	(3,287,950)

Balance at September 30, 2015 (Unaudited)	24,338,219	$24,341	$39,130,511	$(32,397,238)	$6,757,614

See accompanying notes to consolidated financial statements

4

AntriaBio, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months
	Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,287,950)	$(2,214,692)
Amortization of intangible asset	1,823	295
Depreciation expense	70,313	27,395
Stock-based compensation expense	980,350	589,007
Stock issued for services	-	238,001
Derivative gains	(12,587)	(19,232)
Warrant expense	11,407	3,880
Changes in operating assets and liabilities:
(Increase) decrease in other assets	68,622	(12,452)
Increase in inventory	(119,540)	(12,302)
Decrease in accounts payable and accrued expenses	(202,398)	(140,197)
Decrease in accounts payable and accrued expenses - related party	-	(15,249)
Increase in interest payable	500	500
Increase (decrease) in deferred lease liability	(24,221)	86,441
Net Cash Used In Operating Activities	(2,513,681)	(1,468,605)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(576,271)	(168,037)
Return of security deposit	187,500	-
Increase in restricted cash	(113)	-
Net Cash Used In Investing Activities	(388,884)	(168,037)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lease payable	(23,109)	-
Net Cash Used in Financing Activities	(23,109)	-

Net decrease in cash	(2,925,674)	(1,636,642)

Cash - Beginning of Period	5,278,706	5,934,534

Cash - End of Period	$2,353,032	$4,297,892

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Taxes	$-	$-
Interest	$-	$-

Non-Cash Transactions:
Fixed assets acquired through lease payable	$-	$184,877
Fixed assets acquired through tenant improvements	$-	$148,730
Fixed assets acquired through accounts payable and accrued expenses	$465,252	$-

See accompanying notes to consolidated financial statements

5

AntriaBio, Inc.

Notes to Consolidated Financial Statements
September 30, 2015
(Unaudited)

Note 1 Nature of Operations

These financial statements represent the consolidated financial statements of AntriaBio, Inc. (“AntriaBio”), formerly known as Fits My Style, Inc., and its wholly owned operating subsidiary, AntriaBio Delaware, Inc. (“Antria Delaware”). AntriaBio and Antria Delaware are collectively referred to herein as the “Company”.

Effective May 1, 2014, the Company effected a 6 to 1 reverse split of the Company’s common stock, in which for every six (6) shares of common stock combined into one (1) share of common stock. All share and per share amounts have been retroactively restated to reflect the reverse split.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K filed on September 28, 2015, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the year ended June 30, 2015.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2015 are not necessarily indicative of results for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Such estimates and assumptions impact, among others, the following: estimated useful lives of depreciable assets, the fair value of share-based payments and warrants, fair value of derivative instruments, estimates of the probability and potential magnitude of contingent liabilities and the valuation allowance for deferred tax assets due to continuing and expected future operating losses. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's operations may be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a preclinical stage company, including the potential risk of business failure. See Note 3 regarding going concern matters.

6

Restricted Cash

Restricted cash consists of cash held in a joint account with our general contractor until the completion of the construction in progress.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation. The fixed assets as of September 30, 2015 and June 30, 2015 included $2,677,675 and $2,315,803, respectively, of construction in process in the buildout of our lab facilities and manufacturing suite. The Company estimates that the buildout will be completed in the first half of fiscal year 2016 at which time they will begin to be depreciated.

Research and Development Costs

Research and development costs are expensed as incurred and include salaries, benefits and other staff-related costs; consultants and outside costs; material manufacturing costs; and facilities and other costs. These costs relate to research and development costs without an allocation of general and administrative expenses.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices for identical assets and liabilities in active markets;
•	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, restricted cash, accounts payable and accrued expenses, and convertible notes payable approximated fair value as of September 30, 2015 and June 30, 2015 due to the relatively short maturity of the respective instruments.

The warrant derivative liability recorded as of September 30, 2015 and June 30, 2015 is recorded at an estimated fair value based on a Black-Scholes pricing model. The warrant derivative liability is a level 3 fair value measurement with the entire change in the balance recorded through earnings. See significant assumptions in Note 8. The following table sets forth a reconciliation of changes in the fair value of financial instruments classified as level 3 in the fair value hierarchy:

Balance as of June 30, 2015	$(31,777)
Total unrealized gains (losses):
Included in earnings	12,587
Balance as of September 30, 2015	$(19,190)

7

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity's Ability to Continue as a Going Concern ("ASU 2014-15"), which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. We will be required to perform the going concern assessment under ASU 2014-15 beginning with the year ending June 30, 2017.

In January 2015, the FASB issued ASU 2015-01, Income Statement – Extraordinary and Unusual Items (Subtopic 225-20), which eliminates the concept of extraordinary items. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. The new guidance is to be applied prospectively but may also be applied retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We expect to adopt the provisions of this new guidance on July 1, 2016. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $3,287,950 and net cash used in operations of $2,513,681 for the three months ended September 30, 2015, and working capital equity of $1,095,495 and stockholders’ equity of $6,757,614 and an accumulated deficit of $32,397,238 at September 30, 2015.  In addition, the Company is in the preclinical stage and has not yet generated any revenues. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects that its current cash resources as well as expected lack of operating cash flows will not be sufficient to sustain operations for a period greater than one year. The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise capital through equity based financings.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Fixed Assets

The following is a summary of fixed assets and accumulated depreciation:

	Useful
	Life	September 30, 2015	June 30, 2015
Furniture and fixtures	5 - 7 years	$62,730	$55,330
Lab equipment	3 - 15 years	2,563,517	889,671
Lab equipment (not yet placed in service)	3 - 15 years	368,505	1,371,441
Leasehold improvements	3 - 7 years	29,296	29,296
Construction in process	-	2,677,675	2,315,803
		5,701,723	4,661,541
Less: accumulated depreciation and amortization		(205,601)	(136,629)
		$5,496,122	$4,524,912

Depreciation expense was $70,313 and $27,395 for the three months ended September 30, 2015 and 2014, respectively.

8

Note 5 Related Party Transactions

During the three months ended September 30, 2015, there were no related party transactions. During the three months ended September 30, 2014, the Company incurred consulting expenses of $33,000 for services performed by related parties of the Company and included in the statements of operations.

Note 6 Convertible Notes Payable

From 2010 to 2012, the Company issued several series of convertible promissory notes for which principal and interest were due between six months and two years after issuance. The convertible notes allowed investors to convert their shares into common stock at the time of certain qualifying events with some of the notes also issuing warrants at the time of conversion.

During 2014, the Company sent letters to the holders of the 2010, 2011 and 2012 notes requesting amendment of their convertible notes payable. The convertible notes payable were amended to: (i) fix the conversion price of the notes into common stock at $1.50 per share, (ii) require mandatory conversion of principal and interest, and (iii) change the definition of a qualified financing to an equity financing of at least three million dollars. Note holders of $3,032,500 of the convertible notes payable balances outstanding have signed and returned the amendment letter. Based on the fixed conversion price, the intrinsic value of the beneficial conversion feature of $653,000 was calculated and recorded as a discount to the notes payable. As of June 30, 2014, $653,000 of the debt discount has been amortized into interest expense as these all amortized as part of the conversion.

2013 Notes – In December 2013 and January 2014, the Company issued $2,703,000 of 8% convertible promissory notes payable for which principal and interest is due six months after the date of issuance. Pursuant to the note agreements, if the Company issues equity securities in a transaction resulting in gross proceeds of at least $3,000,000, the promissory note and accrued interest will automatically convert to common stock at a conversion price of $1.26 per share. The notes also allow the investor to convert at any time prior to maturity at $1.26 per share at their option. With the promissory note, the investor will also receive a warrant to purchase common stock equal to one-half of the principal amount of the promissory note. The warrant will have an exercise price of $1.89 per share and will be exercisable for three years from date of issuance.

The value of the proceeds of the notes was allocated to the warrants as discussed in Note 8 and the remaining balance was allocated to the beneficial conversion feature as the intrinsic value of the beneficial conversion feature is greater than the remaining value of the notes. The discount on the notes is being amortized into interest expense over the remaining life of the notes.

On March 31, 2014, the Company closed on an equity transaction which qualified as a “qualified financing” as such the $2,703,000 in 2013 Notes and the accrued interest was converted into 2,186,838 shares of our common stock. The Company also converted $4,275,172 of the 2010, 2011 and 2012 Notes and accrued interest into 3,111,126 shares of our common stock. The remaining balance of any debt discounts on the notes converted was recorded into interest expense at the time of the conversion.

As of September 30, 2015 and June 30, 2015, the convertible notes outstanding balance was $60,000 and $60,000, respectively. As of September 30, 2015, all of the outstanding convertible notes have matured and payments were due. The convertible notes which have not been repaid or converted continue to accrue interest at a rate of 8%.

9

Note 7 Shareholders’ Equity

On March 31, 2014, the Company entered into a services agreement whereby the Company receives assistance with investor relations relating to digital strategy, website and investor materials, market awareness and other services. The compensation for these services will be 500,000 shares of common stock to be issued over a twelve-month period. For the year ended June 30, 2015, 166,668 shares of common stock have been issued under the agreement and $296,669 has been recorded as investor relations expense during the year ended June 30, 2015. On November 1, 2014 the agreement was terminated and no additional compensation was paid.

During 2015, the Company completed two private placement transactions in which the Company issued 6,040,921 units to accredited investors. Each unit consists of one share of our common stock and one common share purchase warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $2.50 per share and the warrant will expire 36 months following the issuance. The Company received net proceeds of $10.1 million after the placement agent compensation and issuance costs paid of $1,071,568 and $2,072,911 of warrant expense recorded as issuance costs. The Company also issued 37,838 shares of common stock for services in assisting in the private placement and $70,000 had been recorded in additional paid in capital as issuance costs.

The Company issued no shares of preferred stock during the three month period ended September 30, 2015. The Company has not declared or paid any dividends or returned any capital to shareholders as of September 30, 2015.

Note 8 Stock-Based Compensation

Options - AntriaBio adopted individual stock option plans in January 2013 for four officers and/or directors of the Company. The stock option plans granted 1,500,000 option shares with an exercise price of $4.50 per share. Options to purchase 819,445 shares vested immediately, options to purchase 541,667 shares vest monthly over 3 years and 138,888 shares vest on May 31, 2013. In June 2013, AntriaBio adopted individual stock option plans for two consultants of the Company. The stock option plans granted 8,334 shares with an exercise price of $4.50 per share and had fully vested as of June 30, 2015.

On March 26, 2014, the Company adopted the AntriaBio, Inc. 2014 Stock and Incentive Plan which allows the Company to issue up to 3,750,000 of common stock in the form of stock options, incentive options or common stock. As of September 30, 2015, the Company granted 3,295,000 of these shares to current employees and directors of the Company. The options have an exercise price from $1.29 to $3.44 per share. The options vest monthly over four years, with some options subject to a one year cliff before options begin to vest monthly.

On February 23, 2015, the Company adopted the AntriaBio, Inc. 2015 Non Qualified Stock Option Plan which allows the Company to issue up to 6,850,000 of common stock in the form of stock options. As of September 30, 2015, the Company granted 4,162,000 of these shares to current employees and directors of the Company. The options have an exercise price of from $1.40 to $2.06 per share. The options vest monthly over 4 years with some options subject to a one year cliff before options begin to vest monthly.

AntriaBio has computed the fair value of all options granted using the Black-Scholes option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding components of the model, including the estimated fair value of the underlying common stock, risk-free interest rate, volatility, expected dividend yield and expected option life. Changes to the assumptions could cause significant adjustments to valuation. AntriaBio estimated a volatility factor utilizing comparable published volatility of peer companies. Due to the small number of option holders and all options being to officers and/or directors, AntriaBio has estimated a forfeiture rate of zero as the value of each option holder is calculated individually. AntriaBio estimates the expected term based on the average of the vesting term and the contractual term of the options. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant for treasury securities of similar maturity.

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AntriaBio has computed the fair value of all options granted during the three months ended September 30, 2015 using the following assumptions:

Expected volatility	100%
Risk free interest rate	1.91%
Expected term (years)	7
Dividend yield	0%

Stock option activity is as follows:

		Weighted	Weighted Average
	Number of	Average	Remaining
	Options	Exercise Price	Expected Life
Outstanding, June 30, 2014	4,343,334	$3.61	5.6
Granted	4,572,000	$2.02
Forfeited	(212,916)	$3.57
Outstanding, June 30, 2015	8,702,418	$2.78	7.1
Granted	50,000	$1.40
Forfeited	(30,000)	$1.81
Outstanding, September 30, 2015	8,722,418	$2.77	6.9

Exercisable at September 30, 2015	3,049,563	$3.52	4.8

Stock-based compensation expense related to the fair value of stock options was included in the statement of operations as research and development – compensation and benefits expense of $307,337 and as general and administrative – compensation and benefits expense of $673,013 for the three months ended September 30, 2015. The unrecognized stock-based compensation expense at September 30, 2015 is $10,502,680. AntriaBio determined the fair value as of the date of grant using the Black-Scholes option pricing method and expenses the fair value ratably over the vesting period.

Warrants- AntriaBio issued warrants to agents in conjunction with the closing of various financings and issued warrants in note conversions and private placements as follows:

		Weighted	Weighted Average
	Number of	Average	Remaining
	Warrants	Exercise Price	Contractual Life
Outstanding, June 30, 2014	11,099,739	$2.21	3.6
Warrants issued in private placement	6,040,921	$2.50
Warrants issued to placement agent	1,824,489	$2.50
Warrants issued for investor relations	111,000	$1.63
Warrants cancelled	(59,758)	$2.92
Outstanding, June 30, 2015	19,016,391	$2.33	3.0
Warrants issued for investor relations	9,000	$1.38
Outstanding, September 30, 2015	19,025,391	$2.33	2.7

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Year Ended June 30, 2015: The Company issued warrants to purchase 6,040,921 shares of common stock at a price of $2.50 per share, exercisable through April 2018 in connection with the issuance of units in private placements. The Company issued warrants to the placement agent to purchase agent to purchase 1,824,489 shares of common stock at a price of $2.50 per share, exercisable through April 2022 in connection with the private placements that occurred from November 2014 through April 2015. The Company issued warrants to purchase 105,000 shares of common stock at a price of $1.65 per share in connection with investor relations services. The Company issued warrants to purchase 6,000 shares of common stock at a price of $1.38 per share in connection with investor relations services.

For the Three Months Ended September 30, 2015: The Company issued warrants to purchase 9,000 shares of common stock at a price of $1.38 per share in connection with investor relations services.

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The warrants exercisable for the 66,667 shares of common stock are accounted for under liability accounting for the shares that have vested and were recorded at their fair value on the date of issuance of $50,365 as a liability and as professional fees and investor relation expense. The fair value as of September 30, 2015 and June 30, 2015 were $19,190 and $31,777, respectively which is reflected as a liability with the fair value adjustment recorded as derivative gains or losses on the consolidated statements of operations.

The warrants exercisable for the 4,968,482 shares of common stock were accounted for under equity treatment and were recorded at the allocated fair value as of the date of issuance. The estimated fair value of the warrants was $3,527,816 and the allocated fair value of $2,597,932 was recorded into additional paid-in capital. The warrants exercisable for the 1,072,439 shares of common stock were accounted for under equity treatment and were recorded at the allocated fair value as of the date of issuance. The estimated fair value of the warrants was $1,009,433 and the allocated fair value of $595,184 was recorded into additional paid-in capital. The warrants exercisable for the 105,000 shares of common stock were accounted for under equity treatment and were fair valued as of the date of issuance. The fair value of the warrants was valued at $80,677 and recorded as additional paid-in-capital and professional fees. The warrants exercisable for the 6,000 shares of common stock were accounted for under equity treatment and were fair valued as of the date of issuance. The fair value of the warrants was valued at $9,006 and recorded as additional paid-in-capital and professional fees.

The warrants exercisable for the 9,000 shares of common stock were accounted for under the equity treatment and were fair valued as of the date of issuance. The fair value of the warrants was valued at $11,407 and recorded as additional paid-in-capital and investor relations.

The warrants exercisable for the 1,477,287 shares were accounted for under liability accounting on the date they were recorded, except for 58,914 shares which were recorded directly into equity using the Black-Scholes pricing model on February 23, 2015 at a fair value of $92,111. The warrants to purchase 1,418,373 shares had a value of $1,498,809 when originally recorded using a Lattice pricing model and $2,217,605 as of February 23, 2015 using a Black-Scholes pricing model when the warrant terms became fixed and were reclassified into equity with the fair value adjustment recorded as derivative expense on the consolidated statement of operations. The warrants exercisable for the 347,202 shares were accounted for under liability accounting on the date they were recorded, except for 247,552 shares which were recorded directly into equity using the Black-Scholes pricing model on April 6, 2015 at a fair value of $309,121. The warrants to purchase 99,650 shares had a value of $172,809 when originally recorded using a Lattice pricing model and $124,434 as of April 6, 2015 using a Black-Scholes pricing model when the warrant terms became fixed and were reclassified into equity with the fair value adjustment recorded as derivative expense on the consolidated statement of operations.

The warrants were valued using the Black-Scholes option pricing model on the date of issuance except for the warrants to purchase 1,518,387 shares which were valued using a Lattice pricing model. In order to calculate the fair value of the warrants in both models, certain assumptions were made regarding components of the model, including the closing price of the underlying common stock, risk-free interest rate, volatility, expected dividend yield, and warrant term. Changes to the assumptions could cause significant adjustments to valuation. AntriaBio estimated a volatility factor utilizing comparable published volatility of peer companies. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of the grant for treasury securities of similar maturity.

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The Black-Scholes valuation methodology was used because that model embodies all of the relevant assumptions that address the features underlying these instruments. Significant assumptions were as follows:

Expected volatility	89% - 112%
Risk free interest rate	0.56% - 2.21%
Warrant term (years)	2 - 7
Dividend yield	0%

We utilize a Lattice model to determine the fair market value of the warrants to purchase 1,418,373 shares on the day they were issued. The warrants issued resulted in a warrant derivative liability of $1,498,809 on the dates they were issued. The Lattice model accommodates the probability of exercise price adjustment features as outlined in the placement agent agreement. Under the terms of the placement agent agreement, until the final close of the private placement financing under the agreement, the exercise price per share can be reduced in proportion to the exercise price per share of warrants issued in the private placement that is lower than the exercise price per share as stated in the warrant agreement. The estimated fair value was derived using the lattice model with the following assumptions:

Expected volatility	90% - 91%
Risk free interest rate	1.89% - 1.98%
Warrant term (years)	7
Dividend yield	0%

We utilize a Lattice model to determine the fair market value of the warrants to purchase 99,650 shares on March 31, 2015, the day they were issued. The warrants issued resulted in a warrant derivative liability of $172,809 on the date they were issued. The Lattice model accommodates the probability of exercise price adjustment features as outlined in the placement agent agreement. Under the terms of the placement agent agreement, until the final close of the private placement financing under the agreement, the exercise price per share can be reduced in proportion to the exercise price per share of warrants issued in the private placement that is lower than the exercise price per share as stated in the warrant agreement. The estimated fair value was derived using the lattice model with the following assumptions:

Expected volatility	90%
Risk free interest rate	1.71%
Warrant term (years)	7
Dividend yield	0%

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Note 9 Income Taxes

Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

In the three months ended September 30, 2015, the Company did not record any income tax provision due to expected future losses and full valuation allowance on its deferred tax assets.

Note 10 Commitments and Contingencies

Lease Commitments – In May 2014, the Company entered into a lease of approximately 27,000 square feet of office, laboratory and clean room space to be leased for seventy two months. The lease requires monthly payments of $28,939 adjusted annually by approximately 3% plus triple net expenses monthly of $34,381 adjusted annually. The Company also made a security deposit of $750,000 which is held by the landlord, of which $187,500 has been returned to the company and the remaining balance will be returned gradually over the next several years.

As of September 30, 2015, the minimum rental commitment under the lease is as follows:

Year Ending June 30,
2016	270,048
2017	370,252
2018	381,360
2019	392,855
2020	335,747
$1,750,262

In September 2014, the Company entered into an equipment lease for laboratory equipment to be leased for twenty-four months with a bargain purchase option at the end of the lease. The equipment lease has been recorded as a capital lease with monthly payments of $8,075 per month to be made.

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As of September 30, 2015, minimum rental commitment under the lease is as follows:

Year Ending June 30,
2016	$72,667
2017	24,223
Total rental commitments	96,890
Less: Interest payments	(3,020)
Total lease payable	93,870
Lease payable, current portion	93,870
Lease payable, less current portion	$-

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 30, 2015, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our interest.

Note 11 Subsequent Events

No events occurred subsequent to September 30, 2015 that would require adjustment to the accompanying financial statements or footnotes other than those disclosed in the notes above.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

General

This discussion and analysis should be read in conjunction with the accompanying financial statements and related notes. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors.

Executive Summary

AntriaBio, is a biopharmaceutical company that develops novel, sustained release injectable therapies. We apply our proprietary formulation and manufacturing capabilities to known, well-characterized molecules to create differentiated, patent-protected products that have the potential to significantly improve existing standards of care. Our lead product candidate, AB101 is a microsphere formulation of human recombinant insulin and a biodegradable polymer that is injected subcutaneously once per week for patients with type 1 and type 2 diabetes mellitus. We believe that AB101 has the potential to provide a near peak-less, slow and uniform release of basal insulin. The current standard of care in the $11 billion basal insulin market is daily or twice a day injections.

In calendar year 2014 and through the 3rd quarter of calendar year 2015, we successfully raised a total of $22.8 million to fund our operations and we have accomplished a series of corporate objectives including:

·	Established a 27,000 square-foot research laboratory and manufacturing facility

·	Created a Scientific Advisory Board of esteemed endocrinologists

·	Hired staff to complete the formation of scientific, clinical and corporate teams

·	Produced preclinical material for our lead product candidate, AB101

·	Conducted in vitro and in vivo pharmacology studies of AB101

·	Presented data from these studies in an oral session at the American Diabetes Association 75th Scientific Sessions in Boston

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·	Completed construction of our cGMP manufacturing suite

·	Initiated discussions with the FDA regarding our lead product candidate

·	Announced the addition of a new product candidate, AB301

At the start of calendar year 2015, we set out to complete the following five key objectives and the following is an update on our progress.

Complete toxicology studies for AB101

We needed to conduct toxicology studies in two animal species to enable the filing of an IND for AB101 with the FDA and we have successfully completed six week repeat dose toxicology studies in both dogs and rats. Further analysis and reports are underway and will be completed by the end of calendar year 2015.

File AB101 IND with FDA

In order to enable a clinical study for AB101, our plan at the start of the year was to file an IND with the FDA prior to the end of the 4th quarter of calendar year 2015. As part of the process of filing the IND, we initiated a dialogue with the FDA through a pre-IND meeting request submission to obtain their perspective with respect to our preclinical efforts and planned initial clinical studies for AB101. We have received detailed and constructive feedback from the FDA regarding our study plans for AB101 and we believe that we will be able to incorporate their opinions into our clinical efforts.

Although we received several comments from the FDA, there is one issue that will adversely impact our timeline for the commencement of our first clinical study. Specifically, based upon our review of similar filings by other corporations, we initially anticipated that the FDA would require one month of stability data for our peginsulin drug substance in the filing of the IND. However, the FDA has informed us that it would like at least six months of stability data for peginsulin and this extended timeline will delay our IND filing and commencement of our clinical study until 2016 as detailed below. While we are still reviewing our planned IND submission with the FDA, to date we have not received any responses that we believe would preclude us from studying AB101 in patients.

Construction of cGMP Suite

In order to conduct our first clinical study for AB101, we require sterile materials and therefore one of our objectives at the start of the year was to construct a cGMP manufacturing suite in our Louisville, Colorado facility. We anticipated spending approximately $2.5 million on the project, with a targeted completion date of August 2015. As of November 13, 2015, the construction project is complete and we are finalizing certifications on the cGMP suite. While the project will be completed substantially within budget, we did experience certain delays that pushed out completion timelines including the following: delays in the delivery of certain construction materials from manufacturers; extended lead times for the acquisition of certain equipment, including casework for our laboratories; and delays on the validation of certain newly purchased equipment and final certification of the cGMP suite.

At the start of the year, we planned for the manufacture of cGMP AB101 material in September or October 2015 in anticipation of our first clinical study. Given the delays in finalizing the suite, we do not expect to have cGMP AB101 clinical material available until Q1 of calendar year 2016.

Commence clinical studies for AB101

At the start of the year we planned to commence our first human clinical study in the latter half of calendar year 2015. Taking into account the aforementioned FDA request for six months of stability data on AB101’s drug substance as well as the delay in the completion of our cGMP facility, we now believe that we will file the IND for AB101 at the end of the 2nd quarter of calendar year 2016 and subsequently commence the clinical study following the FDA’s acceptance of the IND application.

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Announce an additional pipeline candidate using our proprietary platform

At the start of the year, we set out to announce an additional pipeline candidate by end of calendar year 2015. On September 16, 2015, we announced the addition of a successfully formulated new product candidate to our product development pipeline. As a potential treatment for patients with type 2 diabetes, AB301 is a once-weekly injectable combination of a PEGylated human glucagon-like peptide-1 (GLP-1) agonist and AB101, our basal insulin lead product candidate. We believe there is a potential advantage of combining a GLP-1 agonist with basal insulin to complement glycemic control while attenuating weight gain and hypoglycemic risk. We believe AB301 is a unique candidate relative to similar combination therapies that are currently in clinical development that will be dosed daily if successfully commercialized. In vitro and in vivo studies completed to date indicate that AB301 has the potential to be a well-tolerated, effective therapy for type 2 diabetes. We are currently engaged in ongoing preclinical studies of AB301.

While we will be unable to commence our clinical studies for AB101 in calendar year 2015, we believe we have made and continue to make significant progress towards advancing the program. We remain encouraged by the potential for AB101, particularly following our interactions with the FDA and the completion of toxicology studies in two species to support its IND. Having expanded our capabilities through the construction of a cGMP manufacturing suite and announcing an additional pipeline candidate, we remain committed to advancing AB101 into the clinic in 2016. To that end, as of September 30, 2015, we had $2.3 million in cash to fund our operations. While we still have capital to fund our current activities, we do not have sufficient capital to continue our operations in calendar year 2016, including funding the first clinical study for AB101. We anticipate requiring approximately $15-$20 million to fund all of our corporate objectives through calendar year 2016, including making cGMP batches of AB101 material, finalizing and filing our IND with the FDA and paying for the first clinical study, which we plan to conduct at a contract research organization in southern California. The additional funding will also allow us to continue our preclinical efforts for AB301, including all of the necessary preparations to file an IND application.  As a result, one of our primary goals is to raise additional capital as soon as practicable on favorable terms.

Significant Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to share-based payments and warrants, fair value of derivative instruments, income tax valuation allowances and contingencies. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstance, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The methods, estimates, and judgments used by us in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Results of Operations

For Three Months Ended September 30, 2015 and 2014

Results of operations for the three months ended September 30, 2015 (the “2016 quarter”) and the three months ended September 30, 2014 (the “2015 quarter”) reflected losses of $3,287,950 and $2,214,692, respectively.

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Revenues

We are a preclinical stage company and have not generated any revenues since inception.

Expenses

Research and development costs include salaries, benefits and other staff-related costs; consultants and outside costs; material manufacturing costs; and facilities and other costs. Research and development costs were approximately $1,968,000 in the 2016 quarter compared to $113,000 in the 2015 quarter. The increase is due to the Company starting significant research and development activities during the 2nd quarter of fiscal year 2015. The Company has hired significant staff as well as begun preparing to manufacture clinical material in the 2016 quarter as compared to the 2015 quarter in which the Company was still getting the facilities established.

General and administrative costs were approximately $1,331,000 in the 2016 quarter compared to $2,123,000 in the 2015 quarter. The decrease is due to a decrease in consulting fees and investor relations fees for the 2016 quarter as we have hired staff and brought significant portions of those roles in house.

Liquidity and Capital Resources

As of September 30, 2015, we have approximately $2.8 million in cash on hand and restricted cash and working capital of approximately $1.1 million. During the year ended June 30, 2015, we closed on an equity transaction in which we issued 6,040,921 units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock. The Company received net proceeds of approximately $10.1 million from the equity transaction. While we do have cash on hand, we anticipate that we will need an additional $15 - $20 million to cover operating expenses, clinical trials of AB101 and continuing research and development of our product pipeline through the calendar year end 2016. We are currently evaluating raising additional capital to fund our current and future operations.

Going Concern

The continuation of our business is dependent upon obtaining further financing and achieving a break even or profitable level of operations in our business. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain additional financing through either private placements, and/or bank financing or other loans necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. These conditions raise substantial doubt about our ability to continue as a going concern.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity's Ability to Continue as a Going Concern ("ASU 2014-15"), which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. We will be required to perform the going concern assessment under ASU 2014-15 beginning with the year ending June 30, 2017.

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In January 2015, the FASB issued ASU 2015-01, Income Statement – Extraordinary and Unusual Items (Subtopic 225-20), which eliminates the concept of extraordinary items. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. The new guidance is to be applied prospectively but may also be applied retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We expect to adopt the provisions of this new guidance on July 1, 2016. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

Off-Balance Sheet Arrangements

We had no off-balance sheet transactions.

ITEM 3. QUALITATIVE AND QUANTITATIVE DISCUSSION ABOUT MARKET RISK.

Not required for smaller reporting companies.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this Quarterly Report on Form 10-Q, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer (our principal executive officer) and our Chief Accounting Officer (our principal accounting officer), of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Based on that evaluation and the material weakness described below, our management concluded that we did not maintain effective disclosure controls and procedures as of September 30, 2015 in ensuring that information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and that it is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. Our management has identified control deficiencies regarding a lack of segregation of duties, and a need for a stronger internal control environment. Our management believes that these deficiencies, which in the aggregate constitute a material weakness, are due to the small size of our staff, which makes it challenging to maintain adequate disclosure controls.

Changes in internal controls over financial reporting

During the period covered by this Quarterly Report on Form 10-Q, there were no changes in our internal control over financial reporting (as defined in Rule 13(a)-15(f) or 15(d)-15(f)) that occurred during the period covered by this quarterly report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

None.

ITEM 1A. RISK FACTORS.

Certain factors exist which may affect the Company’s business and could cause actual results to differ materially from those expressed in any forward-looking statements. The Company has not experienced any material changes from those risk factors as previously disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2015 (the “Form 10-K”).

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ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

All unregistered sales of equity securities have previously been disclosed on our Current Reports on Form 8-K.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS.

Exhibit Number	Description of Exhibits

31.1	Certification of Chief Executive Officer as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.2	Certification of Chief Accounting Officer as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

32.1	Certification of Chief Executive Officer as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.2	Certification of Chief Accounting Officer as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

101	The following materials from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 formatted in XBRL (eXtensible Business Reporting Language): (i) Balance Sheet, (ii) Statement of Operations, (iii) Statements of Cash Flows, (iv) Statements of Stockholders Equity and (v) related notes to these financial statements, tagged as blocks of text.*

*Filed herewith

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTRIABIO, INC.

Date: November 16, 2015	By:	/s/ Nevan Elam
Nevan Elam
Chief Executive Officer
(Principal Executive Officer)

Date: November 16, 2015	By:	/s/ Morgan Fields
Morgan Fields
Chief Accounting Officer
(Principal Accounting Officer)

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